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                                 Exhibit 10(jj)


           Amendment to Stock Option Early Exercise Incentive Program

     The Stock Option Early Exercise Incentive Program (the "Program"), as originally drafted, provided that each participant could elect the early exercise incentive three times during the life of the Program; and

     The Compensation Committee recommended, and the Board of Directors thereafter adopted an amendment to the Program removing the limitation that a participant may only elect the early exercise incentive three times during the life of the Program.


       August 12, 1999                     /s/ Mary G. Rahal
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Date                                     for the Compensation Committee